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Exhibit 99.1

CONTACT:	Paul Korus (303) 295-3995	FOR RELEASE AT 11:00 A.M. (MST) Friday, September 20, 2002

KEY PRODUCTION STOCKHOLDERS APPROVE MERGER
Closing Scheduled for September 30, 2002

        DENVER—Key Production Company, Inc. (NYSE: KP) announced that in a special meeting held earlier today stockholders voted overwhelmingly to approve the merger with the exploration and production operations of Helmerich & Payne, Inc. (NYSE: HP) to create a new publicly traded company that will be named Cimarex Energy Co. (Cimarex).

        Presently, Cimarex is a wholly owned subsidiary of Helmerich & Payne through which it conducts oil and gas exploration, production and marketing. Pursuant to its transaction with Key, Helmerich & Payne will spin off its ownership of Cimarex to shareholders in a tax-free distribution. In the spin-off, holders of Helmerich & Payne common stock will receive approximately 26.6 million shares of Cimarex, or approximately 0.532 of a share of Cimarex common stock for each share of Helmerich & Payne common stock. Key stockholders will receive approximately 14 million shares of Cimarex, or one share of Cimarex for each share of Key that they own. As a result, approximately 34.75% of the Cimarex common stock will be held by former stockholders of Key and approximately 65.25% of Cimarex common stock will be held by stockholders of Helmerich & Payne.

        Subject to the satisfaction of customary conditions to closing, Helmerich & Payne and Key expect to consummate the spin-off and merger on September 30, 2002, and it is anticipated that Cimarex will begin trading on the New York Stock Exchange on October 1 under the symbol XEC.

        Key is a Denver-based independent natural gas and crude oil exploration and production company with operations in the Mid-Continent, Gulf Coast, California and Rocky Mountain regions of the U.S.

        Helmerich & Payne, Inc, is a Tulsa-based energy-oriented company engaged in contract drilling and oil and gas exploration and production.

Forward-Looking Statements

        It should be noted that this announcement contains certain statements that may be deemed to be "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding the consummation of the proposed spin-off and merger, the expected closing date of the proposed spin-off and merger, any other effect or benefit of the proposed spin-off and merger, and any other statements that are not historical facts. Helmerich & Payne strongly encourages readers to note that some or all of the assumptions upon which such forward-looking statements are based are beyond its ability to control or estimate precisely, and may in some cases be subject to rapid and material changes. Such assumptions include, but are not limited to, costs, delays and other difficulties related to the proposed spin-off and merger, closing conditions not being satisfied, and other factors detailed in Helmerich & Payne's and Cimarex's filings with the Securities and Exchange Commission (the "SEC"), which are available free of charge on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Helmerich & Payne undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

        In connection with the proposed spin-off and merger, Cimarex filed with the SEC on May 9, 2002, a Registration Statement No. 333-87948 on Form S-4. This Registration Statement was declared effective by the SEC on August 21, 2002. Investors and security holders are urged to carefully read the Registration Statement regarding the proposed transaction because it contains important information.

Investors and security holders may obtain a free copy of the Registration Statement and other documents containing information about Key and Cimarex, without charge, at the SEC's web site at www.sec.gov. Copies of the Registration Statement and the SEC filings incorporated by reference therein may also be obtained for free by directing a request to either: Key Production Company, Inc., 707 Seventeenth Street, Suite 3300, Denver, Colorado 80202, Attention: Sharon M. Pope, Assistant Corporate Secretary; telephone 303-295-3995, fax: 303-295-3494, or Helmerich & Payne, Inc, Utica at Twenty-First Street, Tulsa, Oklahoma 74114, Attention: Steven R. Mackey, Corporate Secretary; telephone 918-742-5531, fax 918-743-2671.

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  Exhibit 99.1
KEY PRODUCTION STOCKHOLDERS APPROVE MERGER Closing Scheduled for September 30, 2002